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                                                                    EXHIBIT 99.2
                                 NS GROUP, INC.
                               530 W. Ninth Street
                                Newport, KY 41071
                              Phone: (859) 292-6809
                               Fax: (859) 292-0593

FOR IMMEDIATE RELEASE - OCTOBER 11, 2004



                NS GROUP ANNOUNCES THIRD QUARTER CONFERENCE CALL
             AND SIMULTANEOUS WEB CAST FOR MONDAY, OCTOBER 25, 2004

NEWPORT, KY--(BUSINESS WIRE) -- October 11, 2004 (NYSE: NSS) NS Group, Inc. announced today that the company will host a conference call and simultaneous web cast to review results of the third quarter ending September 30, 2004 on Monday, October 25, 2004 at 11:00 a.m. eastern time.

The conference call will be broadcast live over the internet. To access the call via web cast, log on to www.nsgrouponline.com. Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call, web cast and replay information are available on the Home Page and under the Investor Relations section of the company's web site, www.nsgrouponline.com.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The company manufactures and markets seamless and welded tubular steel products used in the drilling, exploration and transmission of oil and natural gas. NS Group is traded on the NYSE under the symbol NSS. For more information about NS Group log on to www.nsgrouponline.com.

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CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6814
                  WWW.NSGROUPONLINE.COM